UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 19, 2013

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7459 SOUTH LIMA STREET, ENGLEWOOD, COLORADO 80112
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

(e)	Delivery of Non-Renewal Notices Relating to Existing Employment Agreements and Change in Control Agreements; Adoption of new Severance Policy, Participation Agreements and CIC Agreements

Delivery of Non-Renewal Notices Relating to Existing Employment Agreements and Change in Control Agreements

Arrow Electronics, Inc. ("Arrow" or the "Company") has traditionally entered into, and currently has in place, employment agreements and change in control agreements with senior management to establish key elements of the employment, including compensation and restrictive covenants.  However, in light of recent market trends to eliminate individual employment agreements with senior management and based on the recommendation of the Compensation Committee of the Board of Directors of Arrow (the "Board"):

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The Company provided notices to its Chief Executive Officer, the other executive committee members (which includes all of the Company's named executive officers) and one other senior executive (collectively, the "Eligible Employees") that the Company would not be renewing their respective existing employment agreements and change in control agreements (such notices, the "Non-Renewal Notices").  The Non-Renewal Notices, delivered in December 2012, stated that existing employment agreements will terminate on January 1, 2014, while existing change in control agreements will terminate on June 1, 2013, each in accordance with their existing terms and conditions.

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The Board decided to pursue the adoption of (i) a common severance policy applicable to the Eligible Employees and (ii) new change in control retention agreements with certain of the Eligible Employees, as described in greater detail below.

Adoption of new Severance Policy, Participation Agreements and CIC Agreements

In furtherance of the Board's determinations and based on the recommendation of the Compensation Committee of the Board, the Board approved and, effective February 19, 2013, adopted: (i) the Arrow Electronics, Inc. Executive Severance Policy (the "Severance Policy"), (ii) the form of the Arrow Electronics, Inc. Executive Severance Policy Participation Agreement (the "Participation Agreements") and (iii) the form of the Change in Control Retention Agreements to replace existing change in control agreements of certain of the Eligible Employees that are scheduled to terminate by their existing terms on June 1, 2013 (the "CIC Agreements").

Severance Policy

Under the Severance Policy, Arrow will provide the Eligible Employees with aggregate post-termination benefit levels substantially similar to those currently provided by existing employment agreements to which all such Eligible Employees are a party, while achieving consistency in the terms and conditions for all of the Eligible Employees.

Under the Severance Policy, upon an involuntary termination of employment of any of the Eligible Employees, without "cause" (as defined in the Severance Policy), Arrow would be required to pay such Eligible Employee his or her base salary and bonus for a period of 24 months (for the Chief Executive Officer), 18 months (for other executive committee members) and 12 months (for all other Eligible Employees) (in each case, the "Severance Period").  Salary continuation would be paid in accordance with Arrow's customary payroll practices.  Bonus amounts, if any, would be paid on the date bonuses are normally paid.  Each Eligible Employee also would receive continuation of health care benefit coverage at the same level of coverage (subject to eligibility requirements and other conditions including that such Eligible Employee continues to pay the "employee portion" of the cost thereof) through the Severance Period or equivalent benefits, as determined in the sole reasonable discretion of the Compensation Committee of the Board.  Arrow will also reimburse the Eligible Employee for the cost of outplacement services up to a maximum of $75,000 (for the Chief Executive Officer), $50,000 (for other executive committee members) and $35,000 (for all other Eligible Employees).  The Severance Policy imposes an affirmative duty on each Eligible Employee to seek substitute employment that is reasonably comparable to such Eligible Employee's employment with Arrow in order to mitigate the severance payments and benefits provided under the Severance Policy.

As a condition of receiving the foregoing benefits, the Severance Policy requires the Eligible Employee to execute a general release and a restrictive covenants agreement in favor of Arrow.  Under the restrictive covenants agreement, the Eligible Employee must agree to covenants providing for the confidentiality of Arrow's information, non-competition and non-solicitation of employees and customers for a period equal to the relevant Severance Period.

In the case of termination without "cause", equity-based awards will continue to vest through the duration of the Severance Period.  Equity-based awards that are not vested prior to the end of the Severance Period will be forfeited.  Vested stock options remain exercisable until the earlier of the expiration of the Severance Period and the expiration date provided in the applicable award agreement.  In the case of termination in the event of death or "disability" (as defined in the Severance Policy), all of an Eligible Employee's unvested equity-based awards will vest as of the date of death or disability.  Vested stock options remain exercisable until the expiration date of such stock option, as provided in the applicable award agreement.  Also, any shares to which an Eligible Employee is entitled by reason of a vested performance stock unit shall be delivered within thirty days of the date of death or disability.

Participation Agreements

In connection with the foregoing, certain Eligible Employees (including all of the Company's named executive officers) that consent to an early termination of his or her existing employment agreement and change in control agreement will be eligible to enter into with Arrow a Participation Agreement to the Severance Policy.  Under the Participation Agreement, Arrow will (i) be prohibited from modifying or amending certain terms of the Severance Policy as relates to that Eligible Employee and (ii) provide severance benefits upon termination for "good reason" at a benefit level substantially similar to that currently provided under such Eligible Employee's existing employment agreement.  At the time of the Board's adoption of the form of the Participation Agreement, it was anticipated that each affected Eligible Employee would consent to the early termination of his or her existing employment agreement and change in control agreement and execute a Participation Agreement.

CIC Agreements

The purpose of the CIC Agreements is to provide certain of the Eligible Employees (including all of the Company's named executive officers) with certain compensation and benefits in the event of an involuntary termination or resignation for "good reason" within 24 months following a "change in control" (as defined in the CIC Agreement).  The compensation and benefits provided under the CIC Agreement are no more favorable than those currently provided under the Eligible Employee's existing change in control agreements.

As noted above, at the time of the Board's adoption of the form of the CIC Agreements, it was anticipated that each Eligible Employee would consent to the early termination of his or her existing change in control agreement and, as a result, each CIC Agreement would become effective upon execution by such Eligible Employee.

Each of the foregoing descriptions of the Severance Policy, the Participation Agreements, and the CIC Agreements is only a summary of such policy or agreement and such description thereof is qualified in its entirety by reference to relevant Exhibit attached hereto, which Exhibit is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Arrow Electronics, Inc. Executive Severance Policy

10.2	Form of Arrow Electronics, Inc. Executive Severance Policy Participation Agreement

10.3	Form of Change in Control Retention Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2013

ARROW ELECTRONICS, INC.

	By:	/s/ Peter S. Brown
Name: Peter S. Brown
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Arrow Electronics, Inc. Executive Severance Policy

10.2	Form of Arrow Electronics, Inc. Executive Severance Policy Participation Agreement

10.3	Form of Change in Control Retention Agreement